Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:

Artivion	Gilmartin Group LLC
D. Ashley Lee	Brian Johnston / Lynn Lewis
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports Third Quarter 2023 Financial Results

Third Quarter and Recent Business Highlights:

•Achieved revenue of $87.9 million in the third quarter of 2023 versus $76.8 million in the third quarter of 2022, an increase of 14% on a GAAP basis and 12% on a non-GAAP constant currency basis
•Net loss was ($9.8) million or ($0.24) per share; non-GAAP net income was $749,000 or $0.02 per share
•Non-GAAP adjusted EBITDA increased 34% to $13.9 million in the third quarter of 2023 compared to the third quarter of 2022
•Aortic stent graft revenues increased 30% on a GAAP basis and 22% on a non-GAAP constant currency basis in the third quarter of 2023 compared to the third quarter of 2022
•On-X revenues increased 14% on a GAAP basis and 13% on a non-GAAP constant currency basis in the third quarter of 2023 compared to the third quarter of 2022
•Nearing completion of enrollment in the PERSEVERE clinical trial

ATLANTA, GA – (November 2, 2023) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced its financial results for the third quarter ended September 30, 2023.

“Our team delivered across the board in the third quarter, making substantial progress on our commercial, operational, and financial goals and initiatives. We delivered double-digit constant currency revenue growth year-over-year for the third consecutive quarter and remain on track to achieve or exceed our revenue and adjusted EBITDA growth targets for this year. Our robust third quarter performance was driven by exceptional year-over-year aortic stent graft revenue growth of 30%, strong On-X revenue growth of 14%, and solid tissue processing growth of 12%, while BioGlue revenue decreased 7% due to ordering patterns in Europe in the third quarter of 2022. On a constant currency basis, year-over-year aortic stent graft, On-X, tissue processing, and BioGlue revenue growth were 22%, 13%, 12%, and (8%), respectively. We also saw Latin American and Asia Pacific revenue grow 29% and 21%, respectively, and on a constant currency basis, 22% and 21%, compared to last year,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin added, “In addition to our strong commercial results, we have enrolled 90 of the 93 total patients in the PERSEVERE clinical trial putting us on track for 2025 approval. Additionally, positive results presented at EACTS in two late breaking presentations featuring PERSEVERE 30-day patient safety data and real-world data from a 510 patient On-X low INR post approval study should drive enhanced growth in both AMDS and On-X.”

Mr. Mackin concluded, “Given our solid execution in the first nine months of 2023 and strong business momentum, we are once again increasing our top-line guidance and continue on a path to achieve our commitments to deliver 2024 double-digit annual constant currency revenue growth and adjusted EBITDA in excess of $75.0 million.”

Third Quarter 2023 Financial Results
Total revenues for the third quarter of 2023 were $87.9 million, an increase of 14% on a GAAP basis and 12% on a non-GAAP constant currency basis, both compared to the third quarter of 2022.

Net loss for the third quarter of 2023 was ($9.8) million, or ($0.24) per fully diluted common share, compared to net loss of ($13.7) million, or ($0.34) per fully diluted common share for the third quarter of 2022. Net loss for the third quarter of 2023 includes pretax charges of $6.2 million related to contingent consideration for the acquisition of AMDS. Non-GAAP net income for the third quarter of 2023 was $749,000, or $0.02 per fully diluted common share, compared to non-GAAP net loss of ($1.9) million, or ($0.05) per fully diluted common share for the third quarter of 2022.

2023 Financial Outlook
Artivion is raising its revenue guidance range and now expects to achieve constant currency revenue growth of between 11% and 12%, compared to the previous range of 10% and 12%, for the full year 2023 compared to 2022. The Company expects revenues to be in a range of $349.0 million and $351.0 million, compared to the previous range of $342.0 million and $350.0 million.

Additionally, Artivion continues to expect non-GAAP adjusted EBITDA, as reported, to increase by more than 25% in 2023 compared to 2022, resulting in non-GAAP adjusted EBITDA in excess of $52.0 million for 2023.

The Company's financial performance for 2023 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP adjusted EBITDA, and non-GAAP general, administrative, and marketing expenses. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income; non-GAAP adjusted EBITDA; and non-GAAP general, administrative, and marketing results exclude (as applicable) depreciation and amortization expense; interest income and expense; stock-based compensation expense; loss or gain on foreign currency revaluation; income tax expense or benefit; corporate rebranding expense; business development, integration, and severance income or expense; non-cash interest expense; gain from sale of non-financial assets, and abandonment of CardioGenesis cardiac laser therapy business. The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

Webcast and Conference Call Information
The company will hold a teleconference call and live webcast on November 2, 2023, at 4:30 p.m. ET to discuss its third quarter financial results, followed by a question and answer session. To participate in the conference call dial (862) 298-0702 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13741667.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc. is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our beliefs that we remain on track to achieve or exceed our revenue and non-GAAP adjusted EBITDA growth targets for this year and to achieve AMDS PMA approval in 2025; the results from the PERSEVERE 30-day patient safety data and the 510 patient On-X low INR post approval study have begun to drive enhanced growth in both AMDS and On-X and will continue to do so; given our solid execution in the first nine months of 2023 and strong business momentum, we continue on a path to achieve our commitments to deliver 2024 double-digit annual constant currency revenue growth and non-GAAP adjusted EBITDA in excess of $75.0 million; and that we now expect to achieve for the full year 2023, constant currency revenue growth of between 11% and 12%, compared to 2022; revenues of $349.0 million and $351.0 million, and an increase of non-GAAP adjusted EBITDA, as reported, of more than 25% compared to 2022, resulting in non-GAAP adjusted EBITDA in excess of $52.0 million. These forward looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including but not limited to the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements may not be achieved at all or at the levels we had originally anticipated; and the benefits anticipated from our clinical trials may not be achieved or achieved on our anticipated timelines. These risks and uncertainties also include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2022 and our Form 10-Q for the quarter ended September 30, 2023. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Products	$63,747	$55,248	$192,041	$171,726
Preservation services	24,107	21,590	68,293	62,665
Total revenues	87,854	76,838	260,334	234,391

Cost of products and preservation services:
Products	21,574	17,743	62,084	53,381
Preservation services	10,010	10,351	30,169	29,375
Total cost of products and preservation services	31,584	28,094	92,253	82,756

Gross margin	56,270	48,744	168,081	151,635

Operating expenses:
General, administrative, and marketing	51,093	41,051	158,699	118,989
Research and development	6,421	11,799	21,062	30,575
Total operating expenses	57,514	52,850	179,761	149,564
Gain from sale of non-financial assets	—	—	(14,250)	—
Operating (loss) income	(1,244)	(4,106)	2,570	2,071

Interest expense	6,603	4,805	19,055	12,854
Interest income	(339)	(40)	(679)	(86)
Other expense, net	1,911	3,661	5,189	7,564

Loss before income taxes	(9,419)	(12,532)	(20,995)	(18,261)
Income tax expense	382	1,181	5,720	3,100

Net loss	$(9,801)	$(13,713)	$(26,715)	$(21,361)

Loss per share:
Basic	$(0.24)	$(0.34)	$(0.65)	$(0.53)
Diluted	$(0.24)	$(0.34)	$(0.65)	$(0.53)

Weighted-average common shares outstanding:
Basic	40,881	40,115	40,691	39,999
Diluted	40,881	40,115	40,691	39,999

Net loss	$(9,801)	$(13,713)	$(26,715)	$(21,361)
Other comprehensive loss:
Foreign currency translation adjustments	(5,010)	(16,895)	432	(35,466)
Comprehensive loss	$(14,811)	$(30,608)	$(26,283)	$(56,827)

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,481	$39,351
Trade receivables, net	64,277	61,820
Other receivables	3,993	7,764
Inventories, net	78,792	74,478
Deferred preservation costs, net	49,391	46,371
Prepaid expenses and other	17,175	17,550
Total current assets	267,109	247,334

Goodwill	242,936	243,631
Acquired technology, net	142,675	151,263
Operating lease right-of-use assets, net	43,345	41,859
Property and equipment, net	37,428	38,674
Other intangibles, net	29,398	31,384
Deferred income taxes	3,705	1,314
Other assets	8,191	7,339
Total assets	$774,787	$762,798

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,819	$12,004
Accrued compensation	13,861	13,810
Accrued expenses	9,930	12,374
Taxes payable	9,390	2,635
Current maturities of operating leases	3,940	3,308
Accrued procurement fees	1,860	2,111
Current portion of long-term debt	1,552	1,608
Other liabilities	3,607	1,825
Total current liabilities	54,959	49,675

Long-term debt	305,877	306,499
Contingent consideration	62,300	40,400
Non-current maturities of operating leases	42,862	41,257
Deferred income taxes	19,514	24,499
Deferred compensation liability	6,460	5,468
Non-current finance lease obligation	3,272	3,644
Other liabilities	7,568	7,027
Total liabilities	$502,812	$478,469

Commitments and contingencies

Shareholders' equity:
Preferred stock	—	—
Common stock (75,000 shares authorized, 42,537 and 41,830 shares issued and outstanding in 2023 and 2022, respectively)	425	418
Additional paid-in capital	351,307	337,385
Retained deficit	(43,932)	(17,217)
Accumulated other comprehensive loss	(21,177)	(21,609)
Treasury stock, at cost, 1,487 shares as of September 30, 2023 and December 31, 2022	(14,648)	(14,648)
Total shareholders' equity	271,975	284,329

Total liabilities and shareholders' equity	$774,787	$762,798

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Net cash flows from operating activities:
Net loss	$(26,715)	$(21,361)

Adjustments to reconcile net loss to net cash from operating activities:
Change in fair value of contingent consideration	21,900	(4,600)
Depreciation and amortization	17,260	17,016
Non-cash compensation	10,466	9,189
Non-cash lease expense	5,467	5,656
Fair value adjustment of long-term loan	5,000	—
Write-down of inventories and deferred preservation costs	3,726	3,116
Deferred income taxes	(7,250)	5,097
Gain from sale of non-financial assets	(14,250)	—
Other	2,325	1,523
Changes in operating assets and liabilities:
Receivables	765	(10,900)
Accounts payable, accrued expenses, and other liabilities	412	(2,103)
Prepaid expenses and other assets	(527)	(1,788)
Inventories and deferred preservation costs	(10,592)	(5,781)
Net cash flows provided by (used in) operating activities	7,987	(4,936)

Net cash flows from investing activities:
Proceeds from sale of non-financial assets, net	14,250	—
Payments for Endospan Agreement	(5,000)	—
Capital expenditures	(5,503)	(6,924)
Other	(1,580)	(1,123)
Net cash flows provided by (used in) investing activities	2,167	(8,047)

Net cash flows from financing activities:
Proceeds from financing insurance premiums	3,558	—
Proceeds from exercise of stock options and issuance of common stock	3,467	3,344
Redemption and repurchase of stock to cover tax withholdings	(563)	(1,791)
Principal payments on short-term notes payable	(1,522)	—
Repayment of term loan	(2,063)	(2,033)
Other	(382)	(300)
Net cash flows provided by (used in) financing activities	2,495	(780)

Effect of exchange rate changes on cash and cash equivalents	1,481	(3,675)
Increase (decrease) in cash and cash equivalents	14,130	(17,438)

Cash and cash equivalents beginning of period	39,351	55,010
Cash and cash equivalents end of period	$53,481	$37,572

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Products:
Aortic stent grafts	$25,523	$19,674	$80,032	$69,013
On-X	18,744	16,456	54,346	47,082
Surgical sealants	16,234	17,374	49,503	49,022
Other	3,246	1,744	8,160	6,609
Total products	63,747	55,248	192,041	171,726

Preservation services	24,107	21,590	68,293	62,665
Total revenues	$87,854	$76,838	$260,334	$234,391

North America	48,028	42,678	137,541	124,833
Europe, the Middle East, and Africa	26,536	23,413	84,608	78,508
Asia Pacific	8,402	6,952	24,655	20,492
Latin America	4,888	3,795	13,530	10,558
Total revenues	$87,854	$76,838	$260,334	$234,391

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
In Thousands
(Unaudited)

	Revenues for the Three Months Ended September 30,				Percent Change From Prior Year
	2023	2022
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$25,523	$19,674	$1,193	$20,867	22%
On-X	18,744	16,456	90	16,546	13%
Surgical sealants	16,234	17,374	318	17,692	-8%
Other	3,246	1,744	8	1,752	85%
Total products	63,747	55,248	1,609	56,857	12%

Preservation services	24,107	21,590	(12)	21,578	12%
Total	$87,854	$76,838	$1,597	$78,435	12%

North America	48,028	42,678	(46)	42,632	13%
Europe, the Middle East, and Africa	26,536	23,413	1,419	24,832	7%
Asia Pacific	8,402	6,952	2	6,954	21%
Latin America	4,888	3,795	222	4,017	22%
Total	$87,854	$76,838	$1,597	$78,435	12%

	Revenues for the Nine Months Ended September 30,				Percent Change From Prior Year
	2023	2022
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$80,032	$69,013	$(17)	$68,996	16%
On-X	54,346	47,082	(129)	46,953	16%
Surgical sealants	49,503	49,022	(36)	48,986	1%
Other	8,160	6,609	(10)	6,599	24%
Total products	192,041	171,726	(192)	171,534	12%

Preservation services	68,293	62,665	(81)	62,584	9%
Total	$260,334	$234,391	$(273)	$234,118	11%

North America	137,541	124,833	(253)	124,580	10%
Europe, the Middle East, and Africa	84,608	78,508	(120)	78,388	8%
Asia Pacific	24,655	20,492	(79)	20,413	21%
Latin America	13,530	10,558	179	10,737	26%
Total	$260,334	$234,391	$(273)	$234,118	11%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense and Adjusted EBITDA
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of G&A expense, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$51,093	$41,051	$158,699	$118,989
Business development, integration, and severance expense (income)	6,363	864	22,461	(3,816)
Corporate rebranding expense	65	251	283	1,423
Adjusted G&A, non-GAAP	$44,665	$39,936	$135,955	$121,382

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of net loss, GAAP to adjusted EBITDA, non-GAAP:
Net loss, GAAP	$(9,801)	$(13,713)	$(26,715)	$(21,361)
Adjustments:
Business development, integration, and severance expense (income)	6,122	864	26,844	(3,816)
Interest expense	6,603	4,805	19,055	12,854
Depreciation and amortization expense	5,759	5,519	17,260	17,016
Stock-based compensation expense	3,187	3,089	10,466	9,189
Income tax expense	382	1,181	5,720	3,100
Abandonment of CardioGenesis cardiac laser therapy business	—	—	390	—
Corporate rebranding expense	65	251	283	1,423
Loss on foreign currency revaluation	1,882	3,668	112	7,555
Clinical trial termination expense	—	4,741	—	4,741
Interest income	(339)	(40)	(679)	(86)
Gain from sale of non-financial assets	—	—	(14,250)	—
Adjusted EBITDA, non-GAAP	$13,860	$10,365	$38,486	$30,615

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP:
Loss before income taxes	$(9,419)	$(12,532)	$(20,995)	$(18,261)
Income tax expense	382	1,181	5,720	3,100
Net loss	$(9,801)	$(13,713)	$(26,715)	$(21,361)

Diluted loss per common share	$(0.24)	$(0.34)	$(0.65)	$(0.53)

Diluted weighted-average common shares outstanding	40,881	40,115	40,691	39,999

Reconciliation of loss before income taxes, GAAP to adjusted income (loss), non-GAAP:
Loss before income taxes, GAAP:	$(9,419)	$(12,532)	$(20,995)	$(18,261)
Adjustments:
Business development, integration, and severance expense (income)	6,122	864	26,844	(3,816)
Amortization expense	3,766	3,686	11,453	11,675
Non-cash interest expense	465	459	1,391	1,372
Abandonment of CardioGenesis cardiac laser therapy business	—	—	390	—
Corporate rebranding expense	65	251	283	1,423
Clinical trial termination expense	—	4,741	—	4,741
Gain from sale of non-financial assets	—	—	(14,250)	—
Adjusted income (loss) before income taxes, non-GAAP	999	(2,531)	5,116	(2,866)

Income tax expense (benefit) calculated at a tax rate of 25%	250	(633)	1,279	(717)
Adjusted net income (loss), non-GAAP	$749	$(1,898)	$3,837	$(2,149)

Reconciliation of diluted loss per common share, GAAP to adjusted diluted income (loss) per common share, non-GAAP:
Diluted loss per common share, GAAP:	$(0.24)	$(0.34)	$(0.65)	$(0.53)
Adjustments:
Business development, integration, and severance expense (income)	0.15	0.03	0.65	(0.09)
Amortization expense	0.09	0.09	0.28	0.29
Non-cash interest expense	0.01	0.01	0.03	0.03
Abandonment of CardioGenesis cardiac laser therapy business	—	—	0.01	—
Corporate rebranding expense	—	—	0.01	0.03
Clinical trial termination expense	—	0.12	—	0.12
Tax effect of non-GAAP adjustments	(0.06)	(0.06)	(0.17)	(0.09)
Gain from sale of non-financial assets	—	—	(0.34)	—
Effect of 25% tax rate	0.07	0.10	0.27	0.19
Adjusted diluted income (loss) per common share, non-GAAP	$0.02	$(0.05)	$0.09	$(0.05)

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	40,881	40,115	40,691	39,999
Adjustments:
Effect of dilutive stock options and awards	662	—	512	—
Diluted weighted-average common shares outstanding, non-GAAP	41,543	40,115	41,203	39,999